EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  NewMarket Technology, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:

     (i) this Current Report on Form 10-QSB fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of NewMarket Technology, Inc.


Dated as of this 15th day of November 2004.

                                /s/ Philip M. Verges
                                -----------------------------------------
                                Philip M. Verges
                                Chairman, Chief Executive Officer
                                and Principal Financial Officer


A signed original of this written statement required by section 906 has been provided to NewMarket Technology, Inc. and will be retained by NewMarket Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.